Exhibit 10.4(c)

CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED AS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Broker ID: FL301

ADDENDUM TO SECOND AMENDMENT TO

REAL ESTATE BROKERAGE FRANCHISE AGREEMENT

(Addendum to Residential Exclusivity Amendment)

This Addendum to Second Amendment to Real Estate Brokerage Franchise Agreement (the “Addendum”) is made and entered into this 20th day of December, 2015 (the “Effective Date”), by and between BHH Affiliates, LLC, a Delaware limited liability company (“Franchisor”), and Watermark Realty, Inc., a Delaware corporation doing business in the State of Florida as Berkshire Hathaway HomeServices Florida Realty (“Franchisee”), with reference to the following facts:

A. Franchisor and Franchisee are parties to that certain Real Estate Brokerage Franchise Agreement, that certain First Amendment to Real Estate Brokerage Franchise Agreement, that certain Second Amendment to Real Estate Brokerage Franchise Agreement (“Residential Exclusivity Amendment”), and that certain Third Amendment to Real Estate Brokerage Franchise Agreement all effective October 1, 2013 (collectively, the “Franchise Agreement”). Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Franchise Agreement and the Residential Exclusivity Amendment.

B. Franchisor and Franchisee have agreed, subject to the further provisions of this Addendum, to certain additional territorial exclusivity for Franchisee. Franchisor and Franchisee wish to memorialize their agreement with respect thereto and agree as to other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Exclusive Territories.

Commencing on the Effective Date of this Addendum, the following shall be added to subparagraph 3.02.2(a) of the Residential Exclusivity Amendment (following the description of the Saint Lucie County Exclusive Territory):

“Sarasota Exclusive Territory: Includes all of Manatee County and Sarasota County in the state of Florida, as the boundaries exist now.

Orlando Exclusive Territory: Includes all of Orange County, Osceola County and Seminole County in the state of Florida, as the boundaries exist now.”

2.	Minimum Performance Criteria.

(a) Commencing on the Effective Date of this Addendum, the following shall be added as paragraphs 3.02.3.8 and 3.02.3.9 of the Residential Exclusivity Amendment:

“3.02.3.8 Sarasota Exclusive Territory

(a) Franchisee shall increase its existing Sales Volume within the Sarasota Exclusive Territory by no less than [***]% per annum in the twelve (12) months preceding each Measurement Date. The parties hereto stipulate that Franchisee’s Sales Volume within the Sarasota Exclusive Territory was $[***] for the twelve months ended December 31, 2014. Sales Volume shall be measured as of December 31 of each calendar year (“Measurement Date”) during the term of the Franchise Agreement beginning December 31, 2016. Sales Volume shall be measured using the total Sales Volume generated by franchisee’s Locations located in the Sarasota Exclusive Territory.

(b) For purposes of this Paragraph 3.02.3.8, Sales Volume is defined as Franchisee’s total closed dollar volume of residential transactions for properties located in the Sarasota Exclusive Territory for the twelve-month period immediately preceding each Measurement Date.

(c) Within (90) days after any Measurement Date, Franchisee shall provide Franchisor with such Sales Volume information, Franchisee’s Gross Revenues attributable to residential transactions closed by its Locations within the Sarasota Exclusive Territory and any other information that is reasonably necessary to enable Franchisor to determine if Franchisee has achieved the required Sales Volume. Such information shall be provided on a yearly basis and in such form and at such times as may be directed by Franchisor.

3.02.3.9 Orlando Exclusive Territory

(a) Franchisee shall increase its existing Sales Volume within the Orlando Exclusive Territory by no less than [***]% per annum in the twelve (12) months preceding each Measurement Date. The parties hereto stipulate that Franchisee’s Sales Volume within the Orlando Exclusive Territory was $[***] for the twelve months ended December 31, 2014. Sales Volume shall be measured as of December 31 of each calendar year (“Measurement Date”) during the term of the Franchise Agreement beginning December 31, 2016. Sales Volume shall be measured using the total Sales Volume generated by franchisee’s Locations located in the Orlando Exclusive Territory.

(b) For purposes of this Paragraph 3.02.3.9, Sales Volume is defined as Franchisee’s total closed dollar volume of residential transactions for properties located in the Orlando Exclusive Territory for the twelve-month period immediately preceding each Measurement Date.

(c) Within (90) days after any Measurement Date, Franchisee shall provide Franchisor with such Sales Volume information, Franchisee’s Gross Revenues attributable to residential transactions closed by its Locations within the Orlando Exclusive Territory and any other information that is reasonably necessary to enable Franchisor to determine if Franchisee has achieved the required Sales Volume. Such information shall be provided on a yearly basis and in such form and at such times as may be directed by Franchisor.

3.	Existing Franchisees.

The following provisions shall only apply to the Sarasota Exclusive Territory and the Orlando Exclusive Territory:

(a) Franchisee acknowledges that there may be existing franchisees who operate in the Berkshire Hathaway HomeServices, Prudential Real Estate or Real Living Real Estate franchise systems (the “Existing Franchisees”) who may currently operate from places of business located within the Sarasota Exclusive Territory or the Orlando Exclusive Territory. The parties agree that, if there are any Existing Franchisees on the Effective Date, Paragraph 3.02.1.1 of the Residential Exclusivity Amendment shall not apply in any manner to the Existing Franchisees in the Sarasota Exclusive Territory or the Orlando Exclusive Territory, and Franchisor may license any Existing Franchisee to use the System by Acting as a Real Estate Broker from the business premises owned or leased by Existing Franchisees in the Exclusive Territories from which such Existing Franchisee currently operates, as well as any new business premises not currently so owned or leased, notwithstanding any change in the ownership or management of such Existing Franchisee or in the event of an assignment of such Existing Franchisee’s franchise agreement to another person or entity who shall be considered an Existing Franchisee.

(b) Franchisee further acknowledges and agrees that Paragraph 3.02.1.1 of the Residential Exclusivity Amendment shall not apply in any manner to (i) any real estate brokerage currently owned, directly or indirectly, by HomeServices of America, Inc. (“HSOA Brokerage”) operating from any location(s) within the Sarasota Exclusive Territory or the Orlando Exclusive Territory, (ii) any franchisees (“HSOA Brokerage Franchisees”) associated with any HSOA Brokerage operating from any locations within the Sarasota Exclusive Territory or the Orlando Exclusive Territory, (iii) any real estate brokerage subsequently acquired, directly or indirectly by HomeServices of America, Inc. (“Subsequently Acquired HSOA Brokerage”) which is operating from locations within the Sarasota Exclusive Territory or the Orlando Exclusive Territory, as well as (iv) any franchisees (“Subsequently Acquired HSOA Brokerage Franchisees”) associated with any Subsequently Acquired HSOA Brokerage operating from any locations within the Sarasota Exclusive Territory or the Orlando Exclusive Territory. Franchisor may license any HSOA Brokerage, Subsequently Acquired HSOA Brokerage, HSOA Brokerage Franchisee and Subsequently Acquired HSOA Brokerage Franchisee to use the System by Acting as a Real Estate Broker from (i) the business premises owned or leased by any HSOA Brokerage, Subsequently Acquired HSOA Brokerage, HSOA Brokerage Franchisee or Subsequently Acquired HSOA Brokerage Franchisee in the Sarasota Exclusive Territory or the Orlando Exclusive Territory from which such HSOA Brokerage, Subsequently Acquired HSOA Brokerage, HSOA Brokerage Franchisee or Subsequently Acquired HSOA Brokerage Franchisee operates, as well as any new business premises not then so owned or leased, notwithstanding any change in the ownership or management of such HSOA Brokerage, Subsequently Acquired HSOA Brokerage, HSOA Brokerage Franchisee or Subsequently Acquired HSOA Brokerage Franchisee or in the event of an assignment of such HSOA Brokerage’s, Subsequently Acquired HSOA Brokerage’s, HSOA Brokerage Franchisee’s or Subsequently Acquired HSOA Brokerage Franchisee’s franchise agreement to another person or entity who shall be considered an HSOA Brokerage, Subsequently Acquired HSOA Brokerage, HSOA Brokerage Franchisee or Subsequently Acquired HSOA Brokerage Franchisee, as the case may be.

4.	Confidentiality.

Franchisee acknowledges that Franchisor is willing to enter into this Addendum subject to the condition that Franchisee maintains the confidentiality of this Addendum as set forth in this paragraph. Franchisee agrees that it will maintain the confidentiality of this Addendum and will not permit the terms hereof or the content of discussions between Franchisee and Franchisor or their representatives related hereto to be disclosed to any parties other than the parties hereto and Franchisee’s officers, shareholders, attorneys and accountants and also agrees that it shall cause any party to which it discloses such terms or conditions to maintain the confidentiality of such information and not to disclose such information to any parties other than those to whom Franchisee is permitted to make disclosures under this paragraph. Franchisor acknowledges that this paragraph shall not prohibit Franchisee from making disclosures required by law. Franchisee agrees however, that prior to making such disclosure it shall provide Franchisor with prompt notice of such requirement and shall cooperate with Franchisor in seeking a protective order waiving such disclosure and obtaining reliable assurance that confidential treatment will be accorded to any confidential information disclosed. Franchisor further acknowledges that this paragraph shall not prohibit Franchisee from making public disclosures regarding the existence of its Exclusive Territories in Miami-Dade, Broward, Lee, Collier, St. Lucie, Martin, Palm Beach, Sarasota, Manatee, Orange, Osceola and Seminole Counties in accordance with the provisions of paragraph 1 herein, subparagraph 3.02.2(a) of the Residential Exclusivity Amendment or in any other amendment, addendum or exhibit to the Franchise Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on or as of the date indicated above:

FRANCHISEE:
WATERMARK REALTY, INC.
a Delaware corporation

By:	/s/ Rei L. Mesa
Rei L. Mesa
Its:	President

FRANCHISOR:
BHH AFFILIATES, LLC
a Delaware limited liability company

By:	HSF Affiliates LLC, its sole member

By:	/s/ David S. Beard
David S. Beard
Its:	Vice President and Corporate Counsel

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